UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PUERTO RICO RESIDENTS TAX-FREE FUND VI, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

Ethan A. Danial

Mojdeh L. Khaghan

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 12, 2023, Ocean Capital LLC (“Ocean Capital”) began running the attached digital advertisements on several financial and local publications, copies of which are filed herewith in English and in Spanish as Exhibit 1 and Exhibit 2. On the same day, Ocean Capital also began running the print advertisement attached as Exhibit 3 in a local publication, El Nuevo Día.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc. (the “Fund”) (with respect to its 2022 annual meeting of shareholders):

Ocean Capital and the other participants in its solicitation (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of the Fund with respect to its 2022 annual meeting of shareholders. All shareholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

Exhibit 1

Exhibit 2

Exhibit 3